Exhibit 32.1

Statement of Chief Executive Officer under 18 U.S.C. § 1350

I, Henry C. Pao, the chief executive officer of Supertex, Inc., a California corporation (the “Company”), certify pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, that to my knowledge:

(i)the quarterly report of the Company on Form 10-Q for the period ended September 28, 2013 , as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: November 6, 2013	/s/HENRY C. PAO
Henry C. Pao, Ph.D.
President & Chief Executive Officer
(Principal Executive Officer)

The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.